Astec Industries, Inc.
News Release
  1725 Shepherd Road  | Chattanooga, TN  37421  | Phone (423) 899-5898  | Fax (423) 899-4456

ASTEC INDUSTRIES REPORTS FIRST QUARTER EARNINGS

CHATTANOOGA, Tenn. (April 20, 2010) - Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for their first quarter ended March 31, 2010.

Revenues for the first quarter of 2010 were $193.5 million compared with $205.3 million for the first quarter of 2009 for a 5.7% decrease.  Domestic sales accounted for 67.0% and international sales for 33.0% of revenues during the first quarter of 2010 compared to 64.3% for domestic sales and 35.7% for international sales during the first quarter of 2009.  The Company reported net income attributable to controlling interest of $8.8 million for the first quarter of 2010 compared to $7.4 million for the first quarter of 2009 for an increase of 18.9%.   Earnings for the first quarter of 2010 were $.39 per diluted share compared to $.33 per diluted share for the first quarter of 2009 for an 18.2% increase.

The Company’s backlog at March 31, 2010 was $134.8 million compared to $140.1 million at March 31, 2009 for a 3.8% decrease.

Consolidated financial information for the first quarter ended March 31, 2010 and additional information related to segment revenues and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “We continued to see weak volumes in each of our groups except the Mobile Asphalt Paving Group during the first quarter.  However, due to cost reductions made in 2009, our net income improved.  We believe we may  have reached the bottom of the economic cycle in the fourth quarter of 2009 and hope to see modest improvements in the remainder of the year helped by more parts sales and an increase in international sales.”

Dr. Brock continued, “Our customers continue to be reluctant to make large expenditures due to the uncertainty regarding state and federal taxes, healthcare reform, proposed “cap and trade” legislation and federal highway spending.  As a result, we will continue to adjust our businesses to reach more international markets and different industries, such as mining and energy.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on April 20, 2010, at 10:00 A.M. Eastern Time to review its first quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website:  www.astecindustries.com/conferencecalls. An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Tuesday, May 4, 2010 by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 349364.  A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 days after the call.

      Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s equipment and manufacturing operations are divided into four primary business groups:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  The Other Group contains wood processing equipment manufacturing and Australian distribution for several of the Astec companies as well as Corporate.

The information contained in this press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company’s financial performance for the remainder of 2010, the effects on the Company from its backlog, the effects of and the timing of the economic downturn and recovery, and our efforts to grow our international business.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, future downturns in the economy, rising oil and liquid asphalt prices, rising steel prices, the affect of any future federal stimulus package, decreased funding for highway projects, tax and healthcare reform, the relative strength/weakness of the dollar to foreign currencies, production capacity, general business conditions in the industry, demand for the Company’s products, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, lower than expected margins on custom equipment orders, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2009.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Director of Investor Relations & Corporate Secretary
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Mar 31	Mar 31
	2010	2009
Assets
Current assets
Cash and cash equivalents	$49,184	$10,563
Receivables, net	83,221	80,456
Inventories	246,432	277,994
Prepaid expenses and other	20,448	20,466
Total current assets	399,285	389,479
Property and equipment, net	169,299	168,196
Other assets	34,624	47,715
Total assets	$603,208	$605,390
Liabilities and equity
Current liabilities
Revolving credit loan	$-	$18,379
Accounts payable - trade	42,171	41,953
Other accrued liabilities	67,064	70,725
Total current liabilities	109,235	131,057
Other non-current liabilities	31,268	27,562
Total equity	462,705	446,771
Total liabilities and equity	$603,208	$605,390

Astec Industries, Inc.
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended
	Mar 31
	2010	2009
Net sales	$193,454	$205,304
Cost of sales	147,313	161,594
Gross profit	46,141	43,710
Selling, general, administrative & engineering expenses	32,718	31,426
Income from operations	13,423	12,284
Interest expense	123	183
Other income, net of expenses	488	(34)
Income before income taxes	13,788	12,067
Income taxes	4,956	4,671
Net income	8,832	7,396
Net income (loss) attributable to noncontolling interest	38	(35)
Net income attributable to controlling interest	$8,794	$7,431

Earnings per Common Share
Net income attributable to controlling interest
Basic	$0.39	$0.33
Diluted	$0.39	$0.33

Weighted average common shares outstanding
Basic	22,473,599	22,430,546
Diluted	22,767,460	22,663,415

Astec Industries, Inc.
Segment Revenues and Profits
For the three months ended March 31, 2010 and 2009
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2010 Revenues	70,061	58,919	42,082	8,927	13,465	193,454
2009 Revenues	83,252	51,577	31,404	20,246	18,825	205,304
Change $	(13,191)	7,342	10,678	(11,319)	(5,360)	(11,850)
Change %	(15.8%)	14.2%	34.0%	(55.9%)	(28.5%)	(5.8%)

2010 Gross Profit	20,207	13,187	10,510	(357)	2,594	46,141
2010 Gross Profit %	28.8%	22.4%	25.0%	(4.0%)	19.3%	23.9%
2009 Gross Profit	20,623	11,143	6,620	2,759	2,565	43,710
2009 Gross Profit %	24.8%	21.6%	21.1%	13.6%	13.6%	21.3%
Change	(416)	2,044	3,890	(3,116)	29	2,431

2010 Profit (Loss)	12,795	2,822	5,210	(3,542)	(7,510)	9,775
2009 Profit (Loss)	11,999	1,772	2,004	(2,341)	(6,835)	6,599
Change $	796	1,050	3,206	(1,201)	(675)	3,176
Change %	6.6%	59.3%	160.0%	(51.3%)	(9.9%)	48.1%

Certain amounts for 2009 have been reclassified to conform with the 2010 presentation.

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.
  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows:

	For the three months ended March 31
	2010	2009
Total profit for all segments	$9,775	$6,599
Net (income) loss attributable to noncontrolling interest in subsidiary	(38)	35
Recapture (elimination) of intersegment profit	(943)	797
Net income attributable to controlling interest	$8,794	$7,431

Astec Industries, Inc.
Backlog by Segment
March 31, 2010 and 2009
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2010 Backlog	70,464	41,176	13,509	5,096	4,593	134,838
2009 Backlog	73,971	55,138	1,788	6,911	2,291	140,099
Change $	(3,507)	(13,962)	11,721	(1,815)	2,302	(5,261)
Change %	(4.7%)	(25.3%)	655.5%	(26.3%)	100.5%	(3.8%)